UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2022

ANAPLAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38698	27-0897861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hawthorne Street San Francisco, California	94105
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (415) 742-8199

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2022, Anaplan, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alpine Parent, LLC, a Delaware limited liability company (“Parent”), and Alpine Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for, subject to the terms and conditions set forth in the Merger Agreement, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of investment funds advised by Thoma Bravo, L.P. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved unanimously by the Company’s Board of Directors (the “Board”). Capitalized terms not otherwise defined herein have the meaning set forth in the Merger Agreement.

Under the terms of the Merger Agreement, at the Effective Time of the Merger, each share of common stock, par value $0.0001 per share, of the Company (“Company Shares”) issued and outstanding as of immediately prior to the Effective Time (other than Dissenting Company Shares, shares held in the treasury of the Company or shares owned by Parent or Merger Sub) will be cancelled and automatically converted into the right to receive an amount in cash, without interest, equal to $66.00, net of applicable withholding taxes and without interest thereon (the “Merger Consideration”). Vested and unvested Company stock options will generally be cancelled at the Effective Time and converted into the right to receive an amount in cash equal to (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such stock option multiplied by (ii) the number of Company Shares subject to such stock option (less applicable deductions and withholdings), with the unvested Company Stock Options being subject to the Optionholder’s continued service through the applicable vesting date(s). Vested and unvested Company restricted stock units (including any restricted stock units which are subject to performance conditions that have not been satisfied at the Effective Time, which shall be deemed satisfied at 100% of the target levels of performance in accordance with the terms of the applicable stock plan and award agreement) will, subject to the following sentence, generally be cancelled at the Effective Time and converted automatically into the right to receive an amount in cash equal to (i) the Merger Consideration multiplied by (ii) the number of Company Shares subject to such restricted stock unit (less applicable deductions and withholdings), with the unvested Company restricted stock units being subject to such holder’s continued service through the applicable vesting date(s). Unvested Company restricted stock units and Company stock options which would have vested, in accordance with their terms as in effect on the date hereof, on or prior to January 31, 2023, and 1/3rd of any unvested restricted stock units which are subject to performance conditions, will accelerate at the Effective Time and be paid following the Closing. Any remaining unvested Company restricted stock units and Company stock options will remain on their current vesting schedule, and 50% of the remaining unvested restricted stock units which are subject to performance conditions will vest on February 1, 2023 and the remaining 50% will vest on February 1, 2024, in each case, subject to such holder’s continued service through the applicable vesting date(s).

Parent and Merger Sub have secured committed financing which is subject to customary terms and conditions, consisting of equity financing from Thoma Bravo Fund XV, L.P., the aggregate proceeds of which will be sufficient for Parent and Merger Sub to pay the aggregate merger consideration and all related fees and expenses. Parent and Merger Sub have committed to use their reasonable best efforts to obtain the financing on the terms and conditions described in the commitment letter entered into with such investment fund.

The consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, without limitation, the absence of governmental orders resulting, directly or indirectly, in enjoining or otherwise prohibiting or making illegal the consummation of the Merger, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Company’s common stock entitled to vote on the adoption of the Merger Agreement, and expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals, with customary exceptions for Superior Proposals.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $293,122,500. Such circumstances include where the Merger Agreement is terminated (i) in connection with the Company entering into an agreement for a Superior Proposal, or (ii) due to the Company Board’s change or withdrawal of its recommendation in favor of the Merger. Additionally, the Company is obligated to pay the termination fee if (i)(A) either party terminates because the Merger has not been consummated by the Outside Date (defined below), or (B) Parent terminates due to the Company breaching its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met, (ii) an Acquisition Proposal by a Third Party to acquire at least 50.1% of the Company’s stock or assets has been publicly announced and that is not withdrawn prior to such termination, and (iii) the Company enters into a definitive agreement (that is later consummated) for, or consummates, such an Acquisition Proposal within one year of termination. The Merger Agreement requires the Company to convene a special meeting of stockholders for purposes of obtaining approval of the adoption of the Merger Agreement and to prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement with respect to such meeting.

Upon termination of the Merger Agreement under other specified circumstances, Parent will be required to pay the Company a termination fee of $586,245,000. The termination fee by Parent will become payable if (i) the Company terminates due to Parent breaching its representations, warranties or covenants in a manner that would cause the related closing conditions to not be met (a “Parent Breach”), (ii) Parent fails to consummate the Merger after the applicable closing conditions are met (a “Failure to Close”) or (iii) Parent terminates due to a failure to a failure to consummate the Merger by the Outside Date, and the Company was otherwise entitled to terminate the Merger Agreement due to a Parent Breach or Failure to Close.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by September 20, 2022 (the “Outside Date”).

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by (a) subject to certain terms and conditions, matters specifically disclosed in the Company’s filings with the SEC prior to the date of the Merger Agreement and (b) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference.

Item 8.01	Other Events.

On March 20, 2022, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 20, 2022, by and among Anaplan, Inc., Alpine Parent, LLC and Alpine Merger Sub, Inc.

99.1	Press Release, dated March 20, 2022, issued by the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy materials to each stockholder entitled to vote at the special meeting relating to the Merger. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or the Company’s website (https://investors.anaplan.com) or by writing to the Company’s Secretary at 50 Hawthorne Street, San Francisco, California 94105.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s Common Stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 21, 2021. Information regarding the identity of the potential participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Merger.

Forward-Looking Statements

All of the statements in this Current Report on Form 8-K, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate the Merger. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Anaplan’s business and the price of the common stock of Anaplan, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement that contemplates the proposed transaction by the shareholders of Anaplan and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Anaplan’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Anaplan and potential difficulties in Anaplan employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Anaplan’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Anaplan related to the merger agreement or the proposed transaction, and (viii) restrictions during the pendency of the proposed transaction that may impact Anaplan’s ability to pursue certain business opportunities or strategic transactions. Furthermore, additional or unforeseen effects from the COVID-19 pandemic, the global economic climate, and catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, may amplify many of these risks. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s most recent most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the SEC, and other documents the company may file with or furnish to the SEC from time to time. The Company assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANAPLAN, INC.

By:	/s/ Gary Spiegel
Name:	Gary Spiegel
Title:	General Counsel and Senior Vice President

Date: March 21, 2022